EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of March 24, 2011 by and between Lexicon United Incorporated, a Delaware corporation,(the “Company”) and Jeffrey G. Nunez, an individual (“Consultant”) (each a “Party” and collectively referred to hereafter as the “Parties”).

WITNESSETH:

WHEREAS, Consultant has been an officer and director of the Company since its inception and has determined to resign as an officer and director effective March 24, 2011 to pursue other interests..

WHEREAS, in order to effect a smooth transition following Consultant’s resignation, the Company desires to engage Consultant to be available to and to provide various services to the Company for a period following the resignation.

WHEREAS, Consultant is willing to provide the services detailed herein pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree in good faith as follows:

1. 1.           Definitions.  Unless otherwise defined in this Agreement, terms appearing in initial capitalized form shall have the meaning ascribed to such terms in this Agreement.

2. 2.           Services.  The Services which Consultant shall provide under this Agreement shall include the following:

a.	Consultant will be available to work with the Company on all matters related to the transition resulting from Consultant’s resignation as an officer and director of the Company.

b.	Consultant will be available in order to provide the Company with a presence in the United States to deal with matters requiring such presence;

c.	Consultant will be available to assist the Company in negotiating the terms of various business and finance transactions;

d.	Consultant will be available to the Company to advise the Company on corporate governance matters.

3.           Term and Termination. The term of this engagement shall be for a period commencing with the date of this Agreement and terminating on the twelve (12) month anniversary of such date.  Notwithstanding, the term may only be extended upon the mutual written agreement of the Parties upon a determination that such is in the best interests of the Company.

4.           Consideration.  In consideration for Consultant providing the services set forth in Section 2 above, Company shall pay Consultant on the first day of each calendar month of the term of the Agreement the sum of $2,500.00, payable in cash or in an equivalent value of shares of Company stock which shall be eligible for registration on Form S-8.  In addition, Consultant shall be reimbursed his reasonable out-of-pocket expenses, provided that any expenses in excess of $500.00 must be approved in advance by the Company.

5.           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Company: Lexicon United Incorporated Attn: Elie Saltoun By e-mail at grayfalcon1@yahoo.com	Copy to: Law Offices of Robert Diener 56 Laenani Street Haiku, HI 96708 Facsimile: (310) 362-8887 Attention: Robert Diener

If to the Consultant: Jeffrey Nunez 4500 Steiner Ranch Blvd. Suite 1708 Austin, TxX 78732 By e-mail at jeffreyjgn@aol.com	Copy to:

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

6.           Miscellaneous.

a.          Entire Agreement.  This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

b.          Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

c.          Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

d.          Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

e.          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Texas.

f.          Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time during the term of this Agreement prior to the termination of this Agreement.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

g.          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

h.          Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

i.          Remedies.  In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its costs incurred in connection with the resolution thereof, including reasonable attorneys fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

Lexicon United Incorporated

By:	/s/ Elie Saltoun	Jeffrey G. Nunez
Name:	Elie Saltoun	Jeffrey G. Nunez
Title:	President